Exhibit 10.6.1

MARRIOTT INTERNATIONAL, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN

Amended and Restated as of February 11, 2022, effective January 1, 2022

3047941

- i -

PREAMBLE
This Marriott International, Inc. Executive Deferred Compensation Plan (the “Plan”) is an unfunded non-qualified deferred compensation arrangement maintained primarily for the purpose of providing deferred compensation to a select group of eligible management and highly compensated employees of the Company and its subsidiaries, under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. The Plan is not intended to qualify under Code Section 401(a), or be subject to Parts 2, 3, or 4 of Title I of ERISA.
The Plan was originally established on March 27, 1998, and subsequently amended and restated several times to reflect various changes to Plan terms, administrative changes, and to comply with section 409A of the Internal Revenue Code.
This Plan is amended and restated as of February 11, 2022, effective for election years beginning January 1, 2022.

ARTICLE I
DEFINITIONS
For purposes of this Plan, unless the context requires otherwise, the following words and phrases, when used herein with initial capital letters, shall have the meanings indicated:
1.1    “Account” shall mean, with respect to each Participant, the amount of Company Accruals, Deferred Compensation and earnings credited to a Participant under the Deferred Compensation Reserve.
1.2    “Administrator” means the Company’s Global Officer, Compensation and Benefits.
1.3    “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, including the regulations issued thereunder.
1.4    “Committee” means the Human Resources and Compensation Committee of the Board of Directors of Marriott International, Inc.
1.5    “Company” means Marriott International, Inc. and any Subsidiary that (a) elects to join the Plan, and (b) obtains the consent of the Committee to do so.
1.6    “Company Accruals” means the amounts credited to the Deferred Compensation Reserve pursuant to Section 3.2.
1.7    “Deferral Percentage” means the percentage of a Participant's EDC Compensation for the Election Year to be deferred in accordance with an Election pursuant to Article II of this Plan.
1.8    “Deferred Compensation” means EDC Compensation with respect to which a Participant has made an Election to defer receipt thereof in accordance with Article II of this Plan.
1.9    “Deferred Compensation Reserve” means the book reserve reflecting the total aggregate amounts credited to the individual Accounts of Participants under Articles II and III of this Plan.
1.10    “EDC Compensation” means:
(a)     For Employees, “Compensation” as defined for purposes of computing contributions under the Retirement Savings Plan, with the following adjustments:

3047941

(i)    EDC Compensation includes pay subject to an Election to defer under this Plan;
(ii)    EDC Compensation includes LTCI Compensation payable to the Employee;
(iii)    EDC Compensation includes pay (excluding severance) that is earned during the Election Year and paid at any time after the Employee’s Separation from Service;
(iv)    EDC Compensation excludes any pay received during payroll periods in which the Employee is on non-tax equalized foreign assignments (i.e., an expatriate ineligible for the RSP); and
(b)     For Non-Employee Directors, fees payable by the Company during the Election Year.
See Section 1.19 regarding compensation for purposes of determining Plan eligibility.
1.11    “Effective Date” means January 1, 2022, the effective date of this restatement of the Plan, except as otherwise indicated herein. The Plan was originally effective March 27, 1998.
1.12    “Election” means an election made by a Participant in accordance with Article II of this Plan.
1.13    “Election Year” means, for an Employee, the calendar year for which a Participant makes an Election with respect to EDC Compensation earned during such calendar year pursuant to Article II of this Plan. “Election Year” means, for a Non-Employee Director, the one-year period that begins immediately following the first Annual Meeting of Stockholders which is subsequent to the Election period and ends on the next Annual Meeting of Stockholders.
1.14    “Employee” means any individual employed by the Company.
1.15    “HR Officer” means the most senior human resources executive of the Company, as designated by the Chief Executive Officer of the Company.
1.16“In-Service Withdrawal” means a distribution of Deferred Compensation and the earnings thereon, in accordance with a Participant’s Election under Section 4.1, before a Participant incurs a Separation from Service from the Company.
1.17    “LTCI Compensation” means any compensation payable under a plan, agreement or award designated as a long-term incentive or premium incentive plan, agreement or award.

3047941

1.18    “Non-Employee Director” means an individual who is not an Employee and (i) is a member of the Board of Directors of Marriott International, Inc., or (ii) has been elected to serve as such for a term which will begin at a subsequent point in time.
1.19    “Participant” means an individual who meets the requirements of any of the following paragraphs (a) through (f):
(a)    An Employee who satisfies all of the following:
(i)     the Employee is eligible to participate in the Retirement Savings Plan as of a date in the Election Year;
(ii) the Employee meets or exceeds the “Eligibility Compensation Threshold” as set forth in subsection (1) or (2):
(1)the Employee’s compensation equals or exceeds the threshold amount under Code Section 414(q)(1)(B)(i) for a highly compensated employee, for the calendar year immediately preceding the Election Year. For this purpose, compensation will be defined under Treasury Regulation Section 1.415(c)-2(d)(4) (W-2 wages), plus all amounts elected under Code Section 125; this definition of compensation excludes any Election made by the Employee to defer pay into this Plan.
(2)The Employee’s base salary rate equals or exceeds $150,000 immediately prior to the first day of the enrollment period for the Election Year.
(iii) the Employee is employed in a position for which the compensation grade level corresponds with the following Market Reference Codes:
(1)For the General Manager structure, Market Reference Code 85 or above;
(2)For the General Managers of Marriott Select Brands (MSB), Market Reference Code 84; or
(3)For all other positions, Market Reference Code 11 or above or salary grade 53 or above.
(iv) the Employee is exempt from the minimum wage and overtime provisions under the Fair Labor Standards Act; and

3047941

(v) the Employee is not employed as a temporary Employee in the Company’s Flex Staffing units.
An Employee shall become a Participant on the first day of an Election Year. An Employee may become a Participant on the first day of an Election Year only if the Employee met all the conditions of the preceding paragraph (except subparagraph (a)(i)) as of the first day of such Election Year.
(b)    Select management or highly compensated employees of a business acquired by the Company who, prior to that acquisition, were covered by a nonqualified deferred compensation program of such acquired business;
(c)    Employees with whom the Company has entered into a deferred compensation agreement under this Plan;
(d)    Non-Employee Directors;
(e)    Former Participants, terminated Participants, and their beneficiaries, as appropriate to the context; and
(f)    Such other individuals as shall be designated by the HR Officer.
Notwithstanding the foregoing in this Section 1.19, except with respect to the Participants described in Section 1.19(d) through (f), in no event shall an individual be a Participant in this Plan unless the Administrator has invited such individual to participate in the Plan.
1.20    “Permanent Disability” means that the Participant has been determined to be disabled by the Social Security Administration or under the terms of a Company-sponsored long-term disability plan.
1.21    “Plan” means this Marriott International, Inc. Executive Deferred Compensation Plan, as may be amended from time to time.
1.22    “Reinstatement” or “Reinstated” means any Employee or Non-Employee Director who is reemployed or reinstated by the Company following a Separation from Service.
1.23    “Retire” or “Retirement” means to have a Separation from Service, other than due to death or Permanent Disability, on or after (i) attainment of age fifty-five (55) and the completion of ten (10) Years of Service, or (ii) completion of 240 whole months of service with the Company. “Service” for Employees is as defined in the Retirement Savings Plan, and for Non-Employee Directors, is a period of service as a Non-Employee Director. A whole month of

3047941

service is a monthly period that begins on the date of the month on which service began and ends on the date preceding the same date in the next month.
1.24“Retirement Savings Plan” means the Marriott Retirement Savings Plan.
1.25“Separation from Service” means a termination of service with the Company that constitutes a “separation from service” within the meaning of Treasury Regulation section 1.409A-1(h). As described in Treasury Regulation section 1.409A-1(h), a “separation from service” includes, but is not limited to, (i) a bona fide leave of absence that exceeds a period of six months, in which case the Separation from Service shall occur on the first date immediately following the six-month anniversary of the date the leave of absence began; or (ii) when facts and circumstances indicate that the Company and the Participant reasonably anticipate that no further services will be performed after a certain date or that the level of bona fide services the Participant would perform after such date would permanently decrease to no more than 20 percent of the average level of bona fide services performed over the immediately preceding 36-month period.
1.26    “Subsidiary” means either (a) a member of a controlled group of corporations, as defined in Code section 414(b), of which Marriott International, Inc. is a member; or (b) a trade or business (whether or not incorporated) which is under common control (as determined in accordance with Code Section 414(c)) by or with Marriott International, Inc. For this purpose, the applicable ownership percentage shall be at least fifty percent (50%) instead of at least eighty percent (80%).
1.27    “Vested Portion” of a Participant's Account means (i) one hundred percent (100%) of the Deferred Compensation credited to the Account under Article II, and earnings thereon, (ii) one hundred percent (100%) of the Company Accruals credited to the Account under Section 3.2(a), and earnings thereon, and (iii) the portion of the additional discretionary Company Accruals (if any) credited to the Account under Section 3.2(b), and earnings thereon, which have vested in accordance with the terms of Section 3.3 of the Plan.
1.28    “Year of Service” means, for Employees, a Year of Service as defined in the Retirement Savings Plan and, for Non-Employee Directors, a twelve (12) consecutive month period of service as a Non-Employee Director. If an Employee terminates employment with the Company after at least one Year of Service and subsequently resumes employment with the Company, the Employee's Years of Service, for eligibility purposes under this Plan, shall be determined in accordance with Article II of the Retirement Savings Plan.

3047941

ARTICLE II
PARTICIPANT ELECTIONS
2.1    Deferred Compensation Reserve.
The Company shall establish and maintain a book reserve (the “Deferred Compensation Reserve”) to which it shall credit the amounts of Deferred Compensation determined in accordance with Sections 2.2 and 2.3, Company Accruals under Section 3.2, as well as earnings allocated thereto under Section 3.4. The Deferred Compensation credited each Election Year shall be based on the Participant’s Elections as provided in Sections 2.2. The Administrator shall establish and maintain records reflecting a separate Account under the Deferred Compensation Reserve with respect to each Participant.
2.2    Elections.
(a)    Each Participant (other than a Participant described under subsection 1.19(e)) shall have the option each calendar year to designate in an Election, in the form prescribed in Section 2.3, a percentage (the "Deferral Percentage"), specified in multiples of one percent (1%) not to exceed eighty percent (80%) of such Participant's EDC Compensation for the pertinent Election Year, to be credited to the Deferred Compensation Reserve; provided, however, that the Administrator shall have the right to approve or disapprove such Election by any Participant, in whole or in part, in the sole discretion of the Administrator on or before the last day the Participant is permitted to make such Election under Code section 409A(a)(4) and the regulations thereunder. In accordance with procedures prescribed by the Administrator, a Participant may make a separate election under this Section 2.2(a) with respect to regular pay and to bonus, and the 80% deferral limit shall apply separately to each separate election.
(b)    In accordance with procedures prescribed by the Administrator, Elections described in Section 2.2(a) shall be made on or before the last day of the calendar year immediately preceding the Election Year, or such other earlier date as designated by the Administrator, provided such date precedes any service period during which the Participant performs the services for which such EDC Compensation is payable absent the Election; provided, further, that an Election to have a portion or all of a Participant’s LTCI Compensation or annual bonus compensation for an Election Year credited to the Deferred Compensation Reserve shall be made on or before (i)  the last business day of the calendar year immediately preceding the first calendar year in which the Participant performs services for which such LTCI Compensation or annual bonus compensation is payable absent the Election, or (ii) such later date as may be designated by the Administrator that satisfies the election rules for performance-based compensation under Code section 409A(a)(4)(B)(iii).

3047941

(c)    Except as provided in Article IV, in accordance with procedures prescribed by the Administrator, an Election shall be irrevocable on or before the last day of the period during which such Election may be made pursuant to Section 2.2(b) with respect to the EDC Compensation that is subject to the Election. A Participant’s Election made for an Election Year shall remain in effect for all subsequent Election Years unless the Participant notifies the Administrator, in accordance with the timing and manner specified by the Administrator, of such Participant’s desire to modify his or her Election for a subsequent Election Year.
(d)    If an Employee or Non-Employee Director is a Participant for an Election Year and incurs a Separation from Service, upon the subsequent Reinstatement of such Employee or Non-Employee Director within the same Election Year, the Employee or Non-Employee Director shall immediately be reinstated as a Participant and shall be subject to the same deferral Elections as were in effect immediately prior to such Employee’s or Non-Employee Director’s Separation from Service.
2.3    Form of Election.
(a)Each Election shall be made in a manner specified by the Administrator within the period described in Section 2.2(b), and shall designate a Deferral Percentage. Such Elections shall designate a distribution commencement date and manner of distribution in accordance with Article IV. If no designation is received by the Administrator within the prescribed time period, the Administrator shall select the time and manner of distribution within the period described in Section 2.2(b) and notify the Participant of such selection.
(b)For purposes of this Section 2.3, Participants eligible to make Elections provided herein shall include only Participants described in Sections 1.19(a), (b), (c), (d) and (f), and shall exclude all other Participants.

3047941

ARTICLE III
PARTICIPANT ACCOUNTS

3.1    Individual Accounts.
The Administrator shall establish and maintain records reflecting each Participant's Account in the Deferred Compensation Reserve to which the Administrator shall credit Deferred Compensation in accordance with each Participant's Election pursuant to Sections 2.2 and 2.3, Company Accruals pursuant to Section 3.2, and earnings pursuant to Section 3.4.
3.2    Company Accruals.
(a)    Discretionary Company Accruals. The Company may make discretionary Company Accruals for any Election Year to be allocated to the Deferred Compensation Reserve on behalf of Participants. In any Election Year for which the Company makes such discretionary Company Accrual, the Company Accrual shall be calculated as follows:
(i)For Participants whose EDC Compensation is equal to or greater than the compensation limit under section 401(a)(17) of the Code for the tax year corresponding with the Election Year (the “401(a)(17) limit”) but less than the compensation threshold established under the following subparagraph (ii): a percentage of the first three percent (3%) of EDC Compensation deferred by the Participant under the Plan for the Election Year.
(ii)For Participants whose EDC Compensation is equal to or greater than $475,000: a percentage of the first six percent (6%) of EDC Compensation deferred under the Plan for the Election Year.
Notwithstanding the preceding paragraph, a Participant shall only be eligible for Company Accruals for EDC Compensation earned during periods in which the Participant is eligible to participate in the Retirement Savings Plan.
(b)    Additional discretionary Company Accruals may be made by the Company from time to time. Such additional Company Accruals may be made in accordance with procedures prescribed by the Company at the time such Company Accruals are allocated to a Participant’s Account.
(c)    Company Accruals under this Section 3.2 shall be allocated only on behalf of Participants in the Plan who are actively employed (including Participants on approved leaves of absence) by the Company or serving as Non-Employee Directors as of the last Friday of the

3047941

Election Year of the Company for which the allocation is made. Notwithstanding the preceding sentence, a Participant who incurs a Separation from Service before the last Friday of the Election Year because the Participant Retires, has a Permanent Disability, or dies, shall be eligible to have Company Accruals credited to the Deferred Compensation Reserve in accordance with the provisions of Sections 3.2(a) and (b).
(d)    Notwithstanding paragraph (c) above, a Participant who incurs a Separation from Service during an Election Year and is Reinstated as an Employee or a Non-Employee Director prior to the end of such Election Year and remains employed as of the last Friday of the Election Year shall be credited with Company Accruals in accordance with this Section 3.2 for such Election Year if such Participant otherwise satisfies the requirements of the first sentence of paragraph (c).
3.3    Vesting.
(a)Deferred Compensation. Participants shall be immediately vested in Deferred Compensation and the related earnings allocated to their Account under the Deferred Compensation Reserve.
(b)Company Accruals. For Company Accruals allocated in accordance with Section 3.2(a) attributable to Deferred Compensation, Participants shall be immediately vested in such Company Accruals and related earnings allocated to their Accounts under the Deferred Compensation Reserve.
(c)Additional Discretionary Company Accruals. Additional discretionary Company Accruals made under Section 3.2(b) shall vest in accordance with a schedule established by the Company at the time such Company Accruals are allocated to a Participant’s Account; provided, however, that if a Participant who is actively employed by the Company as an Executive Vice President or above or in a position at Market Reference Code 18 or above incurs a Covered Termination of Employment within three (3) months preceding or twelve (12) months following a Change in Control, then upon the later date to occur of such Covered Termination of Employment or Change in Control, the Participant shall become fully vested in any unvested additional discretionary Company Accruals and the related earnings allocated to the Participant’s Account. For purposes of the preceding sentence, “Covered Termination of Employment” and “Change in Control” shall have the meanings of those terms as set forth in Article 15 of the Marriott International, Inc. Stock and Cash Incentive Plan, as of May 8, 2020, and as subsequently amended. Notwithstanding the foregoing and subject to the approval of the HR Officer, a Participant shall become fully vested in additional discretionary Company Accruals and related earnings allocated to the Participant’s Account if the Participant’s Separation from Service is due to Retirement, death or Permanent Disability. Except as otherwise provided in this subsection (c), the non-Vested Portion of a Participant’s additional discretionary Company Accruals shall be forfeited upon the Participant’s Separation from

3047941

Service; provided, however, that if the Participant is Reinstated within ninety (90) days of the Separation from Service date, the Participant’s forfeited Account balance shall be reinstated in the Plan with the Participant’s original service history, and the Participant may continue to vest in this portion of the Account.
(d)Forfeiture for Failure to Comply with Non-Competition Requirements. If the Company makes a determination that a Participant has engaged in “Competition” as defined below, the Participant will forfeit his or her right to vest in additional discretionary Company Accruals that were not yet vested at the time the Participant engaged in Competition. “Competition” shall mean (i) engaging, individually or as an employee, consultant, owner (more than five percent (5%)) or agent of any entity, in or on behalf of any business engaged in significant competition (or that transacts or cooperates with another business in activities of significant competition) with any business operated by the Company or with interests adverse to those of the Company; (ii) soliciting and hiring a key employee of the Company in another business, whether or not in significant competition with any business operated by the Company; or (iii) using or disclosing confidential or proprietary Company information, in each case, without the approval of the Company. Determination of whether or not particular activities constitute Competition will be made by the Company in its reasonable judgment and will be binding on all parties.
3.4    Crediting of Earnings.
At the time a Participant makes an Election for an amount to be deferred for an Election Year in accordance with Section 2.2, such Participant’s Deferred Compensation, and any other amounts to be credited to the Participant’s Account in the Deferred Compensation Reserve in accordance with Section 3.2 for that year, may be credited with hypothetical earnings at a rate of interest designated by the Company which shall be known as the “Reserve Portfolio”. The Company may, in its sole discretion, change the rate of interest for the Reserve Portfolio from time to time.
Notwithstanding the foregoing paragraph, the hypothetical earnings that may be credited to a Participant’s or beneficiary’s Account may be adjusted in accordance with Section 5.2.

3047941

3.5    Accounts Do Not Result in Property Rights.
(a)    The Deferred Compensation Reserve and the Accounts maintained thereunder on behalf of each Participant are for administrative purposes only, and do not vest in the Participants any right, title or interest in such reserve or such Accounts, except as expressly set forth in this Plan.
(b)    Title to and beneficial ownership of any assets, whether cash or investments which the Company may designate to make payments of Deferred Compensation hereunder, shall at all times remain in the Company, and no Participant shall have any property interest whatsoever in any specific assets of the Company.
3.6    No Assignment of Interests.
The rights of Participants or any other persons to the payment of amounts from the Deferred Compensation Reserve under this Plan shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.
3.7    Federal and State Taxes.
Federal and state payroll taxes or state, local or foreign income taxes required to be withheld on Deferred Compensation credited to a Participant’s Account shall be withheld from other Compensation paid to the Participant at the time of deferral. Notwithstanding the preceding sentence, if a Participant’s other EDC Compensation is insufficient to pay such amounts, the amount of Deferred Compensation credited to the Deferred Compensation Reserve in the Participant's Account shall be reduced, at the time amounts are to be credited, to the extent necessary to cover all required withholding taxes.

3047941

ARTICLE IV
DISTRIBUTIONS

4.1    Election of Distribution. For each Election Year, a Participant shall designate in an Election made in accordance with Section 2.3 whether distribution of amounts credited to the Participant’s Account for such Election Year as Deferred Compensation are to be distributed following Separation from Service or as an In-Service Withdrawal. A Participant may make a separate distribution election for each Election Year; provided, however, that such election shall apply to any regular pay and bonus deferred with respect to that Election Year. Elections for distribution following Separation from Service will continue from Election Year to Election Year unless a new election is made by the Participant. A Participant must affirmatively elect an In-Service Withdrawal for an Election Year or the Participant shall be deemed to have elected a distribution following Separation from Service.
Notwithstanding the preceding paragraph, the Vested Portion of a Participant's Company Accruals and the earnings thereon shall become distributable only following such Participant's Separation from Service; such distribution shall be made to the Participant in the manner specified in paragraph (a) of Section 4.2.
4.2    Form and Timing of Distribution.
(a)    Distribution Following Separation from Service. Any amounts credited to the Participant’s Account for which the Participant has elected distribution following Separation from Service may be distributed in any of the following forms, as elected by the Participant: (i) a lump sum cash payment within the ninety (90) days immediately following the Participant’s Separation from Service; (ii) annual cash installments payable each January over a designated term not to exceed twenty (20) years, commencing in the January immediately following the year of the Participant’s Separation from Service; or (iii) five (5) annual cash installments commencing in the sixth (6th) January following such Participant’s Separation from Service and continuing in each of the four (4) immediately following Januaries. Notwithstanding the preceding sentence, if the balance credited to a Participant’s Account is less than $10,000 upon a Participant’s Separation from Service, such Participant’s Account shall be paid to the Participant in a lump sum within the ninety (90) days immediately following the Participant’s Separation from Service. If a Participant has elected distribution following Separation from Service for an Election Year and has incurred a Separation from Service during such Election Year, upon the subsequent Reinstatement of such Participant within the same Election Year, any additional deferrals for the same Election Year made subsequent to the Reinstatement shall be payable following the Separation from Service that occurred during such Election Year.

3047941

(b)    In-Service Withdrawal. Subject to procedures prescribed by the Administrator, at the time that a Participant makes an Election for an Election Year, the Participant may elect to receive an In-Service Withdrawal, occurring or beginning in a future calendar year specified by the Participant, of the Deferred Compensation attributable to that Election (specified as a dollar amount or as a percentage), and related earnings; provided, however, that the year in which such withdrawal begins shall be no earlier than the third (3rd) calendar year following such Election Year The Participant may elect to have amounts subject to an In-Service Withdrawal election distributed in annual cash installments paid over a term of two (2) to five (5) years or as a single lump sum cash payment. Notwithstanding the preceding two sentences, if the balance credited to a Participant’s Account is less than $10,000 on the date an In-Service Withdrawal is scheduled to commence in installments, payment will be in the form of a single lump sum cash payment.
Notwithstanding the preceding paragraph, Company Accruals allocated in accordance with Section 3.2(b), and earnings on all such amounts, are not available for scheduled In-Service Withdrawals.
(c)    Installments. For purposes of Section 4.2(a) and (b), the amount of any installment payment shall be computed as the Participant’s current distributable amount divided by the remaining number of unpaid installments (including the installment being computed).
(d)    Separation from Service Prior to Receipt of In-Service Withdrawal. If a Participant incurs a Separation from Service prior to the date elected by the Participant for an In-Service Withdrawal, the portion of the Participant’s Account subject to the In-Service Withdrawal election shall be distributed in a lump sum cash payment within the ninety (90) days immediately following the Participant’s Separation from Service. If a Participant receiving scheduled annual installment distributions of an In-Service Withdrawal incurs a Separation from Service prior to receiving the last of the installments, the Participant will receive the remaining installments in a lump sum within the ninety (90) days immediately following the Participant’s Separation from Service.
(e)    Failure to Elect Form of Distribution. Notwithstanding paragraphs (a) through (d), amounts allocated to the Participant’s Account for which no distribution election has been made shall be distributed in the form of a single lump sum cash payment made within the ninety (90) days immediately following the Participant’s Separation from Service.
(f)    Distribution Following Death of Participant. If the Participant dies before distribution of his or her Account has begun or after distribution has begun but before the Vested Portion of the Participant's Account is fully distributed, the undistributed Vested Portion of the Account shall be distributed to the Participant's beneficiary in a single lump sum cash payment within the ninety (90) days immediately following the Participant's death. If a

3047941

Participant fails to designate a beneficiary in accordance with Section 4.5, or if the beneficiary designated by the Participant does not survive the Participant, the default beneficiary shall be determined in accordance with Section 4.5 and the distribution to such default beneficiary shall be in the form of a single lump sum as provided above, notwithstanding any designation by the Participant.
(g)    Permissible Delays in Distribution. Notwithstanding elections made under Section 4.1, distributions may be delayed in accordance with the following provisions of this Section 4.2(g) or as otherwise permitted by authoritative guidance under Code section 409A, provided that any such decision shall be made solely in the discretion of the Administrator without regard to the request, intent or wishes of any Participant or beneficiary:
(i)    Delay for Specified Employees. Distributions on account of a Separation from Service of a Participant who is a Specified Employee (as defined as follows) shall be made or commence not before the date which is six (6) months following the Participant’s Separation from Service, except in the event of the Participant’s death. Any distribution that is delayed under this Section 4.2(g)(i) shall be distributed on the first day of the seventh month following the Specified Employee’s Separation from Service (without affecting the timing of any subsequent installment that is not within the six-month period following Separation from Service). For this purpose, a Specified Employee is a person described under Treasury Regulation section 1.409A-(1)(i), applying the default rules thereunder. The definition of compensation for purposes of identifying Specified Employees is the safe harbor definition of compensation set forth under Treasury Regulation section 1.415(c)-2(d)(4).

(ii)Section 162(m) Delays. Subject to the requirements of Treasury Regulations section 1.409A-2(b)(7)(i), the Administrator, in its sole discretion, may delay distributions to a Participant to the extent necessary to avoid application of the deduction limitation under Code section 162(m).

(iii)Violations of Law. Subject to the requirements of Treasury Regulation section 1.409A-2(b)(7)(ii), the Administrator may delay distributions to a Participant or beneficiary to the extent that it reasonably anticipates that the distribution, if paid, will violate federal securities laws or other applicable law.

(h)    Permissible Accelerated Distributions. Distributions shall not be accelerated except solely at the discretion of the Administrator, subject to the following provisions of this Section 4.2(h) or as otherwise permitted by authoritative guidance under Code section 409A:

3047941

(i)    Employment Taxes. To the extent that federal payroll taxes are required to be withheld on a Participant’s Account as it vests, including, but not limited to, taxes due under Code section 3101, the Company will determine these amounts and collect them as follows:
(I)    If the Participant is an Employee at the time the tax is determined, the tax will be deducted from the Employee’s non-Deferred Compensation.
(II)    If the Participant is a current or former Non-Employee Director at the time Deferred Compensation or Company Accruals are credited to the Participant’s Account under this Plan, no tax shall be paid with respect to such amounts and no reduction to reflect such taxes shall be made in the amounts credited.
(III)    Otherwise, the Participant’s Account shall be reduced to the extent permitted under Treasury Regulation section 1.409A-3(j)(4)(vi) as necessary to satisfy the amount of any applicable taxes payable.
(ii)    Other Taxes. State, local, and foreign tax withholding may be satisfied in a similar manner as under Section 4.2(h)(i) above, to the extent permitted under Treasury Regulation section 1.409A-3(j)(4)(xi).
        (iii)    Section 409A Inclusion. If a determination is made by the Internal Revenue Service that the Plan or any part thereof fails to meet the requirements of Code section 409A, the Account balance of any Participant shall be immediately distributed to the Participant to the extent of the amount required to be included in the Participant’s income as a result of the failure to comply with section 409A.
(iv)    Violations of Ethics Laws. A Participant’s Account balance or portion thereof may be distributed at the sole discretion of the Administrator to the extent reasonably necessary to avoid the violation of an applicable federal, state, local or foreign ethics law or conflict of interest law.
4.3    Tax Impact. The gross amount of any payment due in accordance with this subsection shall be reduced to reflect applicable federal and state income tax withholding prior to payment to the Participant or beneficiary.
4.4    Changes in Distribution Election. Notwithstanding anything in Section 4.1 to the contrary, a Participant who is employed by the Company or serving on the Company's Board of Directors shall be entitled to change the manner of distribution of his or her Account under

3047941

Section 4.2(a) or (b), provided that such change shall be made (i) in accordance with procedures prescribed by the Administrator, and (ii) subject to the following limitations: (A) any such change in distribution election must be made and become irrevocable at least twelve (12) months preceding the date the distribution originally was scheduled to occur or commence, (B) the only distribution elections which may be changed are lump sum distributions payable upon a Separation from Service and In-Service Withdrawals, and (C) all such changes in distribution elections must provide for distributions to be paid in five (5) installments commencing with the sixth (6th) January following Separation from Service, except upon death or Permanent Disability.
4.5    Beneficiaries.
Each Participant may designate a beneficiary in a manner specified by the Administrator, to receive distributions made pursuant to Section 4.2. If no beneficiary is designated under this Plan, or if the beneficiary shall not survive the Participant, the Participant shall be deemed to have designated (i) the Participant's surviving spouse; or (ii) if the Participant is not married or the spouse died before the Participant, the Participant's estate.
4.6    Discharge of Obligation For Payment.
If a legal guardian or conservator is appointed for any person to whom any payment is payable under this Plan, then, upon proof to the Administrator of such appointment, amounts which would otherwise be paid under this Plan to such person shall be paid to the legal guardian or conservator. Any such payment shall be complete discharge of the liabilities of the Company under this Plan.

3047941

ARTICLE V
ADMINISTRATION
5.1    Administrator.
Except as provided in Section 6.2, the Administrator shall have full power and authority to interpret, construe and administer this Plan and the Administrator's interpretations and construction thereof, and actions hereunder, including any valuation of the Deferred Compensation Reserve, any Account thereunder, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. The HR Officer shall have full power and authority to interpret, construe and administer this Plan in performing his or her functions under Section 6.2, and the HR Officer’s interpretations and construction thereof, and actions under those Sections shall be binding and conclusive on all persons. The Company shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to willful misconduct or lack of good faith by the Company.
5.2    Expenses.
The Administrator may offset the Company’s costs of administering the Plan by allocating a charge against the Account of each Participant in a manner to be determined by the Administrator.

3047941

ARTICLE VI
CLAIMS PROCEDURE
6.1    Initial Claims.
A Participant or a beneficiary of a Participant may submit a written claim for benefits under this Plan with the Administrator. The Administrator shall notify the claimant within a reasonable period of time but no later than ninety (90) days after the written claim is received by the Administrator whether the claim is wholly or partially denied, unless the claimant receives a written notice from the Administrator prior to the end of the ninety (90) day period stating that special circumstances require an extension of the time for the decision. Such extension shall not exceed a period of ninety (90) days from the end of the initial ninety (90) day period and such extension shall be in writing indicating the special circumstances requiring an extension of time and the date by which the Administrator expects to render the decision. The notice of the decision by the Administrator shall be in writing and in a manner calculated to be understood by the claimant, and, if a denial of the claim, must contain the following information: (i) the specific reason or reasons for the denial; (ii) the specific reference to pertinent provisions of the Plan on which the denial is based; (iii) if applicable, a description of any additional information or material necessary for the claimant to perfect the claim; and (iv) an explanation of the Plan’s claim review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA.
6.2    Appeals.
A claimant is entitled to request a final review by the HR Officer of any denial of the claim by the Administrator. The request for review must be submitted to the HR Officer in writing within sixty (60) days of the Participant’s receipt of the Administrator’s notice of denial. Absent a request for review within the sixty (60) day period, the claim will be deemed to be conclusively denied. The HR Officer shall provide the claimant, upon request and free of charge, reasonable access to, and copies of, all pertinent documents and shall afford the claimant the opportunity to submit issues, comments and other information relating to the claim in writing and the HR Officer shall render a decision in writing no later than sixty (60) days after receipt of a request for a review, provided that the HR Officer may determine that special circumstances require an extension of the time for the decision. Such extension shall not exceed a period of sixty (60) days from the end of the initial sixty (60) day period and such extension will be in writing indicating the special circumstances requiring an extension of time and the date by which the HR Officer expects to render the decision on review. The claimant shall receive written notice of the HR Officer's decision and such written notice shall be written in a manner calculated to be understood by the claimant, indicating the specific reason or

3047941

reasons for the decision; reference to the pertinent provisions of the Plan on which the decision is based; a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and a statement of the claimant’s right to bring an action under section 502(a) of ERISA. Any such action may not be filed later than eighteen (18) months following the date of the HR Officer’s decision under this Section 6.2, or, if earlier, two years from the date the Administrator or HR Officer first repudiated the claimant’s right to the alleged benefit. Any such action may only be filed in the U.S. District Court, District of Maryland, Southern Division; unless the Participant last worked for the Company in California, in which case such action may only be filed in a U.S. District Court in the State of California. A claimant who fails to file such suit or legal action within the applicable limitations period will lose any rights to bring any such suit or legal action thereafter. Nothing in this Plan should be construed to relieve a claimant of the obligation to exhaust all claims and review procedures under the Plan before filing suit in state or federal court.

3047941

ARTICLE VII
MISCELLANEOUS
7.1    Plan Not An Employment Contract.
Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Company as an Employee or in any other capacity.
7.2    No Trust Created.
Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any person, including any Participant or any other person. Any amounts which may be credited to the Deferred Compensation Reserve shall continue for all purposes to be a part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Plan have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.
7.3    Amendment or Termination of Plan.
(a)    The Board of Directors of the Company may amend the Plan at any time and from time to time, or terminate and liquidate the Plan pursuant to written resolutions adopted by such Board of Directors, provided that any termination and liquidation of the Plan shall comply with the requirements of Treasury Regulation section 1.409A-3(j)(ix).
(b)    In no event will any such amendment or termination of the Plan have the effect of reducing the Vested Portion of any Participant's Account as of the date of such amendment or termination.
(c)    The HR Officer may amend the Plan at any time and from time to time, provided that no such amendment materially increases the cost to the Company of maintaining the Plan.
7.4    Effect of Plan.
This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants and their heirs, beneficiaries, executors, administrators and legal representatives.

3047941

7.5    Severability.
If any provision of this Plan shall for any reason be invalid or unenforceable, the remaining provisions shall nevertheless remain in full force and effect.
7.6    Applicable Law.
This Plan shall be construed in accordance with and governed by the laws of the State of Maryland.
7.7    Code Section 409A.
It is intended that the terms of this Plan and Elections hereunder meet applicable requirements of Code section 409A so that a Participant is not taxed under Code section 409A with respect to amounts credited to the Participant’s Account under this Plan until such time as benefits are distributed to the Participant in accordance with the Plan’s terms. For this purpose, the Plan will be administered and interpreted to comply with Code section 409A and any applicable Treasury or IRS guidance.

3047941

APPENDIX A
MARRIOTT VACATIONS WORLDWIDE CORPORATION
    The following shall apply on and after 12:01 A.M., Saturday, November 19, 2011 (the “Appendix A Effective Date”):
1)For Participants who were employed by Marriott Vacations Worldwide Corporation and its subsidiaries (determined in a manner consistent with the definition of “Subsidiary” under Section 1.26) (together, “MVWC”) on the Appendix A Effective Date, the definition of “Company” under Section 1.5 of the Plan includes MVWC, except for purposes of defining “Administrator” under Section 1.2 and “HR Officer” under Section 1.15; prescribing who has the authority to appoint the Administrator under Section 5.1; and defining who has the right to amend or terminate the Plan under section 7.3. For purposes of clarity, Participants employed by MVWC are considered Participants under the Plan for purposes of distributions upon Separation from Service, but are not otherwise eligible to make new Elections, as specified below.
2)The definition of “Year of Service” under Section 1.28 includes periods of continuous service with MVWC on and after the Appendix A Effective Date.
3)On and after the Appendix A Effective Date, Participants employed by MVWC shall not be eligible to make new Elections to defer compensation under Section 2.2; to make new elections with respect to the timing of distributions of Deferred Compensation under Section 4.1; or, except as provided under item 4 below, to be credited with discretionary Company Accruals under Section 3.2.
4)Participants employed by MVWC after the Appendix A Effective Date shall be eligible to be credited with discretionary Company Accruals with respect to the 2011 Election Year, if any, without regard to the last-day employment requirement under Section 3.2(c).

3047941

APPENDIX B
STARWOOD TRANSFER EMPLOYEES
    For purposes of this Appendix B, a “Starwood Transfer Employee” is any person who was employed by Starwood Hotels & Resorts Worldwide, Inc., and who became (without a break in contiguous employment in the Company’s controlled group) directly employed by the Company on or after September 23, 2016.
    Notwithstanding any other provision in the Plan and consistent with Section 409A of the Internal Revenue Code, for any Starwood Transfer Employee who was a participant in the Starwood Hotels & Resorts Worldwide Deferred Compensation Plan (the “Starwood Plan”) and who made deferral/distribution elections for the 2016 plan year in accordance with the terms of the Starwood Plan (“2016 Starwood Deferral Elections”), upon becoming a Starwood Transfer Employee, the employee’s 2016 Starwood Deferral Elections will be honored and administered under this Plan, subject to the following rules:
(a)such 2016 Starwood Deferral Elections shall be honored so that such election applies to base salary and bonus as defined in the Starwood Plan;
(b)such distribution elections with regard to compensation deferred in 2016 shall be honored so that distribution elections under the Starwood Plan apply;
(c)such Starwood Transfer Employee will not be eligible for the Discretionary Company Accrual provided in Section 3.2 of this Plan with regards to 2016 Starwood Deferral Elections; and
(d)any 2016 Starwood Deferral Elections shall be credited with earnings at the Reserve Portfolio interest rate as provided in Section 3.4 of this Plan, and not in accordance with the benchmark funds provided for in the Starwood Plan.

3047941

APPENDIX C
MARRIOTT EMPLOYEES FEDERAL CREDIT UNION EXECUTIVE DEFERRED BONUS PLAN
The Marriott Employees Federal Credit Union Executive Deferred Bonus Plan (the “MEFCU Plan”) was frozen with regard to Bonus Accruals (as defined in the MEFCU Plan) for the 2014 Fiscal Year (as defined in the MEFCU Plan). Since September 2014, such Bonus Accruals for certain Employees (hereinafter “MEFCU Plan Participants”) have been credited to the Deferred Compensation Reserve under this Plan. Notwithstanding any other provision in the Plan and consistent with Section 409A of the Internal Revenue Code, any MEFCU Plan Participant who has attained the age of 55, shall be 100% vested in any current and future contributions to the Bonus Accrual. This Appendix C is not intended to modify the time or form of payment originally elected under the MEFCU Plan.

3047941